Exhibit 21

                              TREDEGAR CORPORATION
                                    Virginia

                                                               Jurisdiction
Name of Subsidiary                                           of Incorporation

ADMA srl                                                     Italy
AUS Corporation                                              Virginia
Bon L Aluminum LLC                                           Virginia
Bon L Campo Limited Partnership                              Texas
Bon L Canada Inc.                                            Canada
Bon L  Holdings Corporation                                  Virginia
The William L. Bonnell Company, Inc.                         Georgia
Bon L Manufacturing Company                                  Pennsylvania
Goodlands Holding S.A.                                       Italy
Guangzhou Tredegar Films Company Limited                     China
Idlewood Properties, Inc.                                    Virginia
Molecumetics Institute, Ltd.                                 Virginia
Molecumetics, Ltd.                                           Virginia
PROMEA Engineering srl                                       Italy
TFP Netherlands C.V.                                         Netherlands
TGI Fund I, LC                                               Virginia
TGI Fund II, LC                                              Virginia
TGI Fund III, LLC                                            Virginia
TGI Fund IV, LLC                                             Virginia
Therics, Inc.                                                Virginia
Tredegar Brazil Industria De Plasticos Ltda.                 Brazil
Tredegar Development Corporation                             Virginia
Tredegar Exploration, Inc.                                   Virginia
Tredegar Far East Corporation                                Virginia
Tredegar Film Products Argentina S.A.                        Argentina
Tredegar Film Products, B.V.                                 Netherlands
Tredegar Film Products Co. Shanghai, Ltd.                    China
Tredegar Film Products Corporation                           Virginia
Tredegar Film Products Italia S.r.l.                         Italy
Tredegar Film Products (Japan) Ltd.                          Virginia
Tredegar Film Products Kft                                   Hungary
Tredegar Film Products (Latin America), Inc.                 Virginia
Tredegar Film Products - Lake Zurich, Inc.                   Virginia
Tredegar Film Products - Pottsville, Inc.                    Virginia
Tredegar Film Products (U.S.) LLC                            Virginia
Tredegar Films Development, Inc.                             Virginia
Tredegar Foreign Sales Corporation                           U.S. Virgin Islands
Tredegar Reserves, Inc.                                      Virginia
Tredegar Investments, Inc.                                   Virginia